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                                                                    EXHIBIT 16.1

October 26, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by The Majestic Star Casino, LLC (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of the Form 8-K report of The Majestic Star Casino, LLC dated October 20, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP